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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


CONTACT:
SatCon Technology Corporation(R)
Ralph Norwood
Chief Financial Officer

617-661-0540

                     SATCON TECHNOLOGY EXECUTES TERM SHEET
              FOR A TOTAL OF $5 TO $7 MILLION IN EQUITY FINANCING

Cambridge, MA - December 30, 2002 - SatCon Technology Corporation(R) (Nasdaq:SATC) today reported that it had executed a term sheet with an institutional investor to raise between $5 and $7 million of equity capital through the issuance of convertible preferred stock and warrants. The term sheet contemplates that $3 to $5 million of the equity investment will be funded during the week of January 6, 2003 and the remaining $2 million will be funded promptly after a registration statement filed with the Securities and Exchange Commission and registering all of the underlying equity securities in the financing is declared effective.

Any securities offered to the institutional investor will not be or have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of SatCon Technology Corporation. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

STATEMENTS MADE IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACTS OR WHICH APPLY PROSPECTIVELY ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS ARE IDENTIFIED BY THE USE OF TERMS AND PHRASES SUCH AS "CONTEMPLATES," "BELIEVES," "EXPECTS," "PLANS," "ANTICIPATES" AND SIMILAR EXPRESSIONS. INVESTORS SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS BECAUSE THEY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATION. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL SUCCESSFULLY RAISE ADDITIONAL EQUITY PURSUANT TO THE TERM SHEET OR ON ANY TERMS.


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